EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-108223, No. 333-85150, No. 333-62869 and No. 033-63026 of Morgan Stanley each on Form S-8 of our report dated June 28, 2013, relating to the financial statements and supplemental schedule of Morgan Stanley 401(k) Plan appearing in this Annual Report on Form 11-K of Morgan Stanley 401(k) Plan for the year ended December 31, 2012.

/s/ Deloitte & Touche LLP

New York, NY
June 28, 2013